UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2011
US Oncology Holdings, Inc.
US Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation)	333-126922 0-26190 (Commission File Number)	90-0222104 84-1213501 (I.R.S. Employer Identification No.)

10101 Woodloch Forest, The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)
Registrant’s telephone number, including area code: (281) 863-1000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On January 31, 2011, US Oncology Holdings, Inc. (“Holdings”) completed its previously disclosed redemption of all of its outstanding Senior Unsecured Floating Rate Toggle Notes due 2012 (the “Floating Rate Notes”). The Floating Rate Notes were redeemed for a total of approximately $540 million, consisting of the principal amount, together with the accrued and unpaid interest thereon, thereby terminating and discharging all of Holdings’ obligations under the Floating Rate Notes and the related indenture, dated as of March 13, 2007, among Holdings, the subsidiary guarantors party thereto, and Wilmington Trust FSB (as successor to LaSalle Bank National Association), as trustee.
The Floating Rate Notes were redeemed under the terms of the previously disclosed Agreement and Plan of Merger, dated as of November 1, 2010, by and among McKesson Corporation (“McKesson”), Holdings, Utah Acquisition Corporation, a wholly owned subsidiary of McKesson, and Utah Stockholders’ Agent LLC, as Stockholders’ Agent, pursuant to which Holdings became a direct wholly owned subsidiary of McKesson.

Item 8.01	Other Events.
As previously announced, US Oncology, Inc. (the “Company”), the wholly owned subsidiary of Holdings, called for redemption all of its outstanding 9.125% Senior Secured Notes due 2017 (the “9.125% Notes”) and all of its outstanding 10.75% Senior Subordinated Notes due 2014 (the “10.75% Notes”), which is scheduled to occur on February 16, 2011 for the 9.125% Notes and February 17, 2011 for the 10.75% Notes. In accordance with the terms of the indenture, the redemption of the 9.125% Notes is subject to a “make-whole” premium, which will be computed using a discount rate equal to a Treasury rate (which is equal to the yield to maturity of the United States Treasury security selected by an independent investment bank as having a maturity comparable to the remaining term of the 9.125% Notes, which are due August 15, 2017) plus 50 basis points. The actual redemption price for the 9.125% Notes, including the “make-whole” premium, will be determined shortly before their redemption. In accordance with the terms of the indenture, the redemption of the 10.75% Notes is subject to a specified redemption price, which, in the case of any optional redemption prior to August 15, 2011, is equal to 103.583% of the outstanding principal amount of 10.75% Notes. As disclosed in Financial Note 9 to the Unaudited Condensed Consolidated Financial Statements included in McKesson’s Form 10-Q for the fiscal quarter ended December 31, 2010, McKesson determined the fair value of the 9.125% Notes to be approximately $923 million, including the associated redemption premium which was computed using a United States Treasury security maturing in August 2017, and the fair value of the 10.75% Notes to be approximately $288 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2011

US ONCOLOGY HOLDINGS, INC. and US ONCOLOGY, INC.
By:	/s/ Willie C. Bogan
Willie C. Bogan
Vice President and Secretary